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                                                                   Exhibit 3.250

                            ARTICLES OF ORGANIZATION
                                       OF
                         CAPITAL EQUITY ASSOCIATES, LLC

          The undersigned, acting as the sole organizer of a limited liability company under the Maryland Limited Liability Company Act (the "Act"), does hereby adopt the following Articles of Organization for Capital Equity Associates, LLC (the "Company"):

                                   ARTICLE ONE

          The name of the Company is Capital Equity Associates, LLC.

                                  ARTICLE TWO

          The period of duration of the Company is twenty years from the date of filing these Articles with the Maryland Department of Assessments and Taxation or until the earlier dissolution of the Company in accordance with the provisions of its regulations.

                                 ARTICLE THREE

          The purpose for which the Company is organized is the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

                                  ARTICLE FOUR

          The principal place of business of the Company in the State of Maryland is 575 Main Street, Suite 355, Laurel, Maryland 20707.

                                  ARTICLE FIVE

          The name of the initial registered agent of the Company in the State of Maryland is CSC-Lawyers Incorporating Service Company, and the address of such initial registered office is Suite 9E, 11 E. Chase Street, Baltimore, Maryland 21202.

                                   ARTICLE SIX

          The Company is to be managed by one or more managers. The number of initial managers, who shall serve as managers until the first annual meeting of members of the Company or until their successors are duly appointed, shall be three. The names and addresses of such initial managers shall be as follows:

          Leonard M. Riggs, Jr., M.D.   1717 Main Street, Suite 5200
                                        Dallas, Texas 75201

          William F. Miller, III        1717 Main Street, Suite 5200
                                        Dallas, Texas 75201

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          Gary W. Cage                  1717 Main Street, Suite 5200
                                        Dallas, Texas 75201

                                 ARTICLE SEVEN

          No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold or offered for sale by the Company.

                                 ARTICLE EIGHT

          The right of members to cumulative voting in the election of managers is expressly prohibited.

                                  ARTICLE NINE

          The authority of members to act for the Company solely be virtue of their being members shall be limited as follows: (i) no member of the Company shall be an agent of the Company solely by virtue of being a member, and no member has authority to act for the Company solely by virtue of being a member, and (ii) each person dealing with a member is presumed to have knowledge that the member has no authority to act for the Company solely by virtue of being a member.

                                  ARTICLE TEN

          A manager of the Company shall not be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except that this Article Ten does not eliminate or limit the liability of a manager to the extent the manager is found liable for (i) a breach of the manager's duty of loyalty to the Company or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of the manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or (iv) an act or omission for which the liability of a manager is expressly provided by an applicable statute. Any repeal or amendment of this Article Ten by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the manager of the Company is not liable as set forth in the preceding sentences, the manager shall not be liable to the fullest extent permitted by any provision of the statutes of Maryland hereafter enacted that further limits the liability of a manager or of a director of a corporation.

                          [SIGNATURE ON THE NEXT PAGE]

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          IN WITNESS WHEREOF, these Articles of Organization have been executed on February 15, 1995, by the undersigned.

                                        SOLE ORGANIZER


                                        /s/ Gary W. Cage
                                        ----------------------------------------
                                        Gary W. Cage
                                        1717 Main Street, Suite 5200
                                        Dallas, Texas 75201

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                               ARTICLES OF MERGER
                                     MERGING
                       CAPITAL EMERGENCY ASSOCIATES, P.A.
                                      INTO
                         CAPITAL EQUITY ASSOCIATES, LLC

          Pursuant to the Maryland General Corporation Law, the undersigned officers of Capital Emergency Associates, P.A. ("Capital"), and Capital Equity Associates, LLC ("LLC"), hereby certify as follows:

          FIRST: Capital, a professional service corporation organized under the laws of the State of Maryland, has its principal office in Prince George's County, Maryland. LLC, a limited liability company organized under the laws of the State of Maryland, has its principal office in Prince George's County, Maryland. Neither Capital nor LLC owns any land in Maryland.

          SECOND: Capital has authority to issue 8500 shares of stock, consisting of 1000 shares of Class A Common Stock, no par value per share, 5000 shares of Class B Common Stock, no par value per share, and 2500 shares of Class C Common Stock, no par value per share. A total of 800 shares of Class A Common Stock, 4030 shares of Class B Common Stock, and 2,400 shares of Class C Common Stock are issued and outstanding.

          THIRD: LLC's members are EmCare Holdings Inc., a Delaware corporation ("Holdings"), and EmCare, Inc., a Delaware corporation ("EmCare"), which hold 99% and 1% interests in LLC, respectively.

          FOURTH: LLC. Holdings, Capital and certain of Capital's stockholders have entered into an Agreement and Plan of Merger dated as of February 24, 1995 (the "Merger Agreement") providing for the merger of Capital with and into LLC (the "Merger"). Following the Merger, LLC will continue as the surviving entity (the "Surviving Company"), and the separate corporate existence of Capital will cease. The Merger will become effective upon the filing of these Articles of Merger with the Department of Assessments and Taxation (the "Effective Time"). A copy of the Merger Agreement is attached hereto as Exhibit A.

          FIFTH: The Merger will be completed as set forth in accordance with the terms and conditions of the Merger Agreement and will have the following effects, among others:

               (a) Upon the Effective Time, all the properties, rights, privileges, powers and franchises of Capital and LLC shall vest in the Surviving Company, and all debts, liabilities and duties of Capital and LLC shall become the debts, liabilities and duties of the Surviving Company.

               (b) Upon the Effective Time, the Articles of Organization and the Operating Agreement of LLC shall be the Articles of Organization and Operating Agreement of the Surviving Company, except that the Articles of Organization are hereby amended to change the name of LLC to "Capital Emergency Associates, LLC."

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               (c) Upon the Effective Time, the members of LLC will be the members of the Surviving Company and will hold the same percentage interests in the Surviving Company that they hold in LLC.

               (d) Subject to certain allocations in the Merger Agreement, upon the Effective Time, the Class A Common Shares, Class B Common Shares, and the Class C Common Shares of Capital issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be converted into the right to receive aggregate consideration, consisting of $5,200,000 in cash, 433,333 shares of Common Stock of Holdings, and certain deferred and performance payments, as provided in the Merger Agreement.

          SIXTH: The terms and conditions of the Merger set forth in these Articles of Merger and the Merger Agreement have been advised, authorized and approved by each of LLC and Capital as follows:

               (a) by the unanimous written consent of the members of LLC, in accordance with LLC's Operating Agreement and the laws of the State of Maryland;

               (b) by the unanimous vote of the members of the Board of Directors of Capital at a duly constituted meeting, and by the unanimous vote of the shareholders of Capital at a duly constituted meeting, in accordance with Capital's By-laws and Articles of Incorporation and the laws of the State of Maryland.

                                    *   *   *

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          IN WITNESS WHEREOF, the undersigned, hereby acknowledge and verify under oath the matters and facts set forth above, and execute these Articles of Merger as of February 28, 1995.

ATTEST:                                 CAPITAL EMERGENCY ASSOCIATES, P.A.


/s/ X                                   By: /s/ Steven Remsen
-------------------------------------       ------------------------------------
Secretary                                   Steven Remsen
                                            President


ATTEST:                                 CAPITAL EQUITY ASSOCIATES, LLC


/s/ X                                   By: /s/ William F. Miller
-------------------------------------       ------------------------------------
Secretary                                   William F. Miller
                                            President